Exhibit 99.2
BXP ANNOUNCES FIRST QUARTER 2023 RESULTS; REPORTS Q1 EPS OF $0.50 AND FFO PER SHARE OF $1.73

Commenced Development of Two Fully Pre-Leased Life Sciences Projects Totaling More Than 800,000 Square Feet in Cambridge, Massachusetts

BOSTON, MA, April 25, 2023 - BXP (NYSE: BXP), the largest publicly traded developer, owner, and manager of premier workplaces in the United States, reported results today for the first quarter ended March 31, 2023.
Financial highlights for the first quarter include:
•Revenue increased 6.5% to $803.2 million for the quarter ended March 31, 2023, as compared to $754.3 million for the quarter ended March 31, 2022.
•Net income attributable to common shareholders of $77.9 million, or $0.50 per diluted share (EPS), for the quarter ended March 31, 2023, compared to $143.0 million, or $0.91 per diluted share, for the quarter ended March 31, 2022. The decrease compared to Q1 2022 is primarily due to:
◦$22.7 million of higher gains on sales recorded in Q1 2022;
◦greater depreciation expense of $31.1 million in Q1 2023 primarily due to development activities and asset acquisitions; and
◦higher interest expense of $33.0 million partially offset by higher contributions from portfolio operations of approximately $21.7 million in Q1 2023.
•Funds from Operations (FFO) of $272.0 million, or $1.73 per diluted share, for the quarter ended March 31, 2023, compared to FFO of $286.1 million, or $1.82 per diluted share, for the quarter ended March 31, 2022. The decrease from Q1 2022 is primarily due to higher interest expense of $33.0 million, partially offset by higher contributions from portfolio operations of approximately $21.7 million.
•EPS for the first quarter fell short of the mid-point of BXP’s guidance by $0.03 primarily due to accelerated depreciation associated with the redevelopment of 300 Binney Street.
•FFO per diluted share exceeded the mid-point of BXP’s guidance by $0.06 due to portfolio outperformance primarily as a result of lower-than-projected operating expenses.
BXP also provided updated guidance for second quarter 2023 EPS of $0.59 - $0.61 and FFO of $1.79 - $1.81 per diluted share, and full year 2023 EPS of $2.30 - $2.36 and FFO of $7.14 - $7.20 per diluted share.
See “EPS and FFO per Share Guidance” below.
First quarter and recent business highlights include:

–more–

•Executed approximately 660,000 square feet of leases with a weighted-average lease term of 7.7 years.

•Further expanded BXP’s life sciences portfolio in Cambridge, Massachusetts, the largest and most important cluster of life sciences companies and research space in the U.S., by commencing the development/redevelopment of two fully pre-leased projects:

◦290 Binney Street, an approximately 566,000 square foot laboratory/life sciences property, which is 100% pre-leased to AstraZeneca for a lease term of 15 years.
◦300 Binney Street, an approximately 195,000 net rentable square foot premier workplace that is being redeveloped into approximately 236,000 net rentable square feet of laboratory/life sciences space, which is 100% pre-leased to the Broad Institute for a lease term of 15 years.
•Completed the acquisition of a 50% interest in a joint venture that owns 13100 and 13150 Worldgate Drive located in Herndon, Virginia for a gross purchase price of approximately $17.0 million. The acquisition was completed with available cash. The joint venture intends to redevelop the property for residential use. There can be no assurance that the joint venture will commence the development as currently contemplated or at all.
•On January 4, 2023, BPLP closed on a $1.2 billion unsecured term loan facility that matures in May 2024, with one, twelve-month extension option subject to the satisfaction of customary conditions. As of January 4, 2023, the term loan bore interest at a variable rate equal to adjusted Term SOFR plus 0.85% per annum. A portion of the proceeds were used to repay in full BPLP’s $730.0 million term loan that was scheduled to mature in May 2023, resulting in incremental net proceeds of approximately $464.0 million.
•On April 21, 2023, a joint venture in which BXP has a 50% interest exercised an option to extend by one year the maturity date of its $252.6 million construction loan collateralized by its 7750 Wisconsin Avenue property. The completed 734,000 square foot build-to-suit, premier workplace is located in Bethesda, Maryland and is 100% leased to an affiliate of Marriott International, Inc. Effective June 1, 2023, the financing will bear interest at a variable rate equal to Term SOFR plus 1.35% per annum and now matures on April 26, 2024, with a one-year extension option, subject to certain conditions.
•Continued BXP’s leadership and ongoing commitment to ESG and sustainability performance:
◦named to Newsweek’s List of America’s Most Responsible Companies in 2023 for the third consecutive year, ranking first in the Real Estate & Housing category

◦named to the Dow Jones Sustainability Index (DJSI) North America for the second consecutive year, one of eight real estate companies that qualified and the only office REIT in the index

◦received the 2023 ENERGY STAR Partner of the Year—Sustained Excellence Award from the U.S. Environmental Protection Agency and the U.S. Department of Energy for the third consecutive year

◦published, In April 2023, BXP’s 2022 ESG Report, which highlights that, among other things, BXP achieved its energy and water reduction targets in 2022 and remains on track to achieve carbon-neutral operations by 2025. In conjunction with the

–more–

publication, BXP announced its second annual ESG Investor Update Webcast to be held on May 31, 2023.
The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended March 31, 2023. In the opinion of management, BXP has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
BXP’s guidance for the second quarter 2023 and full year 2023 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, the timing of the lease-up of available space, the timing of development cost outlays and development deliveries, and the earnings impact of the events referenced in this release and those referenced during the related conference call. The estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. BXP is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities. There can be no assurance that BXP’s actual results will not differ materially from the estimates set forth below.

	Second Quarter 2023		Full Year 2023
	Low	High	Low	High
Projected EPS (diluted)	$0.59	$0.61	$2.30	$2.36
Add:
Projected Company share of real estate depreciation and amortization	1.20	1.20	4.84	4.84
Projected FFO per share (diluted)	$1.79	$1.81	$7.14	$7.20

BXP will host a conference call on Wednesday, April 26, 2023 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter 2023 results, provide a business update, and discuss other business matters that may be of interest to investors. Participants who would like to join the call and ask a question may register at https://register.vevent.com/register/BI9b503bc560604b2a83e1db1271fc2c2d to receive the dial-in numbers and unique PIN to access the call. There will also be a live audio, listen-only webcast of the call, which may be accessed in the Investors section of BXP’s website at https://investors.bxp.com/events-webcasts. Shortly after the call, a replay of the call will be available on BXP’s website at https://investors.bxp.com/events-webcasts for up to twelve months following the call.
Additionally, a copy of BXP’s first quarter 2023 “Supplemental Operating and Financial Data” and this press release are available in the Investors section of BXP’s website at investors.bxp.com.

–more–

BXP (NYSE: BXP) is the largest publicly traded developer, owner, and manager of premier workplaces in the United States, concentrated in six dynamic gateway markets - Boston, Los Angeles, New York, San Francisco, Seattle, and Washington, DC. BXP has delivered places that power progress for our clients and communities for more than 50 years. BXP is a fully integrated real estate company, organized as a real estate investment trust (REIT). Including properties owned by unconsolidated joint ventures, BXP’s portfolio totals 54.5 million square feet and 192 properties, including 15 properties under construction/redevelopment. For more information about BXP, please visit our website or follow us on LinkedIn or Instagram.

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of the words “anticipates,” “believes,” “budgeted,” “could,” “estimates,” “expects,” “guidance,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “will,” and similar expressions that do not relate to historical matters. These statements are based on our current plans, expectations, projections and assumptions about future events. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond BXP’s control. If our underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could differ materially from those expressed or implied by the forward-looking statements. These factors include, without limitation, the risks and uncertainties related to the impact of changes in general economic and capital market conditions, including continued inflation, increasing interest rates, supply chain disruptions, labor market disruptions, dislocation and volatility in capital markets, potential longer-term changes in consumer and client behavior resulting from the severity and duration of any downturn in the U.S. or global economy, general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases on favorable terms, changes in client preferences and space utilization, dependence on clients’ financial condition, and competition from other developers, owners and operators of real estate), the impact of geopolitical conflicts, including the ongoing war in Ukraine, the immediate and long-term impact of the outbreak of a highly infectious or contagious disease, such as the COVID-19 global pandemic on our and our clients’ financial condition, results of operations and cash flows (including the impact of actions taken to contain the outbreak or mitigate its impact, the direct and indirect economic effects of the outbreak and containment measures on our clients, and the ability of our clients to successfully operate their businesses), the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on BXP’s accounting policies and on period-to-period comparisons of financial results, the uncertainties of costs to comply with regulatory changes (including potential costs to comply with the Securities and Exchange Commission’s proposed rules to standardize climate-related disclosures) and other risks and uncertainties detailed from time to time in BXP’s filings with the SEC. These forward-looking statements speak only as of the date of issuance of this report and are not guarantees of future results, performance, or achievements. BXP does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

–more–

BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31, 2023	December 31, 2022
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$24,314,813	$24,261,588
Construction in progress	618,770	406,574
Land held for future development	626,137	721,501
Right of use assets - finance leases	237,503	237,510
Right of use assets - operating leases	166,699	167,351
Less: accumulated depreciation	(6,424,547)	(6,298,082)
Total real estate	19,539,375	19,496,442
Cash and cash equivalents	918,952	690,333
Cash held in escrows	45,330	46,479
Investments in securities	32,099	32,277
Tenant and other receivables, net	85,603	81,389
Related party note receivable, net	78,544	78,576
Sales-type lease receivable, net	13,028	12,811
Accrued rental income, net	1,297,767	1,276,580
Deferred charges, net	720,174	733,282
Prepaid expenses and other assets	141,933	43,589
Investments in unconsolidated joint ventures	1,752,617	1,715,911
Total assets	$24,625,422	$24,207,669
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$3,273,553	$3,272,368
Unsecured senior notes, net	10,240,967	10,237,968
Unsecured line of credit	—	—
Unsecured term loan, net	1,194,916	730,000
Lease liabilities - finance leases	250,567	249,335
Lease liabilities - operating leases	204,435	204,686
Accounts payable and accrued expenses	397,798	417,545
Dividends and distributions payable	171,427	170,643
Accrued interest payable	114,400	103,774
Other liabilities	465,276	450,918
Total liabilities	16,313,339	15,837,237

Commitments and contingencies	—	—
Redeemable deferred stock units	5,599	6,613
Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized, 156,908,693 and 156,836,767 issued and 156,829,793 and 156,757,867 outstanding at March 31, 2023 and December 31, 2022, respectively	1,568	1,568
Additional paid-in capital	6,549,314	6,539,147
Dividends in excess of earnings	(467,159)	(391,356)
Treasury common stock at cost, 78,900 shares at March 31, 2023 and December 31, 2022	(2,722)	(2,722)
Accumulated other comprehensive loss	(18,214)	(13,718)
Total stockholders’ equity attributable to Boston Properties, Inc.	6,062,787	6,132,919
Noncontrolling interests:
Common units of the Operating Partnership	691,627	683,583
Property partnerships	1,552,070	1,547,317
Total equity	8,306,484	8,363,819
Total liabilities and equity	$24,625,422	$24,207,669

BOSTON PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2023	2022
	(in thousands, except for per share amounts)
Revenue
Lease	$756,875	$718,120
Parking and other	24,009	21,734
Hotel revenue	8,101	4,557
Development and management services	8,980	5,831
Direct reimbursements of payroll and related costs from management services contracts	5,235	4,065
Total revenue	803,200	754,307
Expenses
Operating
Rental	291,308	270,255
Hotel	6,671	4,840
General and administrative	55,802	43,194
Payroll and related costs from management services contracts	5,235	4,065
Transaction costs	911	—
Depreciation and amortization	208,734	177,624
Total expenses	568,661	499,978
Other income (expense)
Income (loss) from unconsolidated joint ventures	(7,569)	2,189
Gains on sales of real estate	—	22,701
Interest and other income (loss)	10,941	1,228
Gains (losses) from investments in securities	1,665	(2,262)
Unrealized gain (loss) on non-real estate investment	259	—
Interest expense	(134,207)	(101,228)
Net income	105,628	176,957
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(18,660)	(17,549)
Noncontrolling interest—common units of the Operating Partnership	(9,078)	(16,361)
Net income attributable to Boston Properties, Inc.	$77,890	$143,047
Basic earnings per common share attributable to Boston Properties, Inc.
Net income	$0.50	$0.91
Weighted average number of common shares outstanding	156,803	156,650
Diluted earnings per common share attributable to Boston Properties, Inc.
Net income	$0.50	$0.91
Weighted average number of common and common equivalent shares outstanding	157,043	157,004

BOSTON PROPERTIES, INC.
FUNDS FROM OPERATIONS (1)
(Unaudited)

	Three months ended March 31,
	2023	2022
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc.	$77,890	$143,047
Add:
Noncontrolling interest - common units of the Operating Partnership	9,078	16,361
Noncontrolling interests in property partnerships	18,660	17,549
Net income	105,628	176,957
Add:
Depreciation and amortization expense	208,734	177,624
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(17,711)	(17,653)
Company’s share of depreciation and amortization from unconsolidated joint ventures	25,645	22,044
Corporate-related depreciation and amortization	(469)	(404)
Less:
Gains on sales of real estate	—	22,701
Unrealized gain on non-real estate investment	259	—
Noncontrolling interests in property partnerships	18,660	17,549
Funds from operations (FFO) attributable to the Operating Partnership (including Boston Properties, Inc.)	302,908	318,318
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	30,957	32,182
Funds from operations attributable to Boston Properties, Inc.	$271,951	$286,136
Boston Properties, Inc.’s percentage share of funds from operations - basic	89.78%	89.89%
Weighted average shares outstanding - basic	156,803	156,650
FFO per share basic	$1.73	$1.83
Weighted average shares outstanding - diluted	157,043	157,004
FFO per share diluted	$1.73	$1.82

(1)Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Our calculation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

BOSTON PROPERTIES, INC.
PORTFOLIO LEASING PERCENTAGES

	% Occupied by Location (1)		% Leased by Location (2)
	March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022
Boston	90.7%	90.2%	92.5%	92.7%
Los Angeles	86.0%	88.3%	86.2%	88.6%
New York	87.2%	86.8%	90.7%	90.9%
San Francisco	88.4%	88.5%	89.3%	88.8%
Seattle	87.9%	88.3%	90.5%	90.9%
Washington, DC	88.1%	88.7%	91.5%	93.0%
Total Portfolio	88.6%	88.6%	91.0%	91.5%

(1)Represents signed leases for which revenue recognition has commenced in accordance with GAAP.
(2)Represents signed leases for which revenue recognition has commenced in accordance with GAAP and signed leases for vacant space with future commencement dates.

AT BXP
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
mlabelle@bxp.com

Helen Han
Vice President, Investor Relations
hhan@bxp.com

# # #